Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2023 Financial Results

Announces $85.6 Million of First Quarter Investments and Commitments

Announces $0.04 Net Income per Share and $0.24 Normalized FFO per Share for the First Quarter of 2023

First Quarter Highlights:
•Reported first quarter 2023 total revenue of $134.3 million, an increase of 3.0% over the prior year period.
•Reported net income of $10.7 million for the first quarter ended March 31, 2023, a decrease of 23.5% over the prior year period, and first quarter net income per share of $0.04 on a fully diluted basis.
•Generated first quarter Normalized Funds From Operations (“Normalized FFO”) of $0.24 per share on a fully diluted basis.
•Completed $14.4 million in investments, including the funding of previous loan commitments.
•Executed contractual commitments of a $40.5 million development and a $35.8 million construction loan, both located in the Atlanta MSA.
•First quarter MOB Same-Store Cash Net Operating Income growth was 1.0% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the first quarter 2023, paid on April 18, 2023.
•Disposed of a 30,000 square foot medical office building on January 17, 2023 for $2.6 million, recognizing an insignificant net gain on the sale.
•Sold 4,400,000 common shares pursuant to the ATM Program at a weighted average price of $15.10 during the first quarter, resulting in net proceeds of $65.8 million.
•Earned a 2023 ENERGY STAR® Partner of the Year Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy.

Milwaukee, WI - May 4, 2023 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the first quarter ended March 31, 2023.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “We are excited to announce the closing of our first development transaction with Northside Hospital in the high-growth suburbs of Atlanta, Georgia. The Northside Buford MOB is 100% pre-leased on 10-year lease terms. The deal adds to our long-standing partnership with Northside Hospital and comes with future development opportunities.

“We look forward to sharing more about our first quarter results, the Northside Buford MOB development project, and expectations for the rest of the year during today’s conference call,” Mr. Thomas concluded.

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2023, was $134.3 million, an increase of 3.0% from the first quarter ended March 31, 2022. As of March 31, 2023, the portfolio was approximately 95% leased.

Total expenses for the first quarter 2023 were $123.4 million, compared to total expenses of $116.1 million for the first quarter 2022.

Net income for the first quarter 2023 was $10.7 million, compared to net income of $13.9 million for the first quarter 2022, a decrease of 23.5%.

Net income attributable to common shareholders for the first quarter 2023 was $10.2 million. Diluted earnings per share for the first quarter 2023 was $0.04 based on approximately 248.8 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds From Operations (“FFO”) totaled $60.3 million for the first quarter 2023 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $47.6 million and our unconsolidated joint ventures of $2.3 million, offset by $0.2 million of other adjustments, resulting in FFO of $0.24 per share on a fully diluted basis. Normalized FFO, which adjusts for our proportionate share of unconsolidated joint venture adjustments, was $60.3 million, or $0.24 per share on a fully diluted basis.

Normalized Funds Available for Distribution (“FAD”) for the first quarter 2023, which consists of Normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures and lease commissions, loan reserve adjustments, and our share of adjustments from unconsolidated investments, was $59.7 million.

Our Medical Office Building (“MOB”) Same-Store portfolio, which includes 269 properties representing 97% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (“Cash NOI”) growth of 1.0% for the first quarter 2023.

Other Recent Events

First Quarter Investment and Disposition Activity

During the first quarter ended March 31, 2023, the Company executed contractual commitments related to a $40.5 million development project, with quarterly costs of $1.0 million, completed the acquisition of one medical condominium unit for an investment of $1.3 million and a parcel of land adjacent to one of our medical office facilities for an investment of $0.8 million, and paid $0.3 million of additional purchase consideration under two earn-out agreements. The Company also closed on a $35.8 million construction loan, funding $4.1 million to date, and funded one term loan for $5.4 million, $1.0 million of previous construction loan commitments, and $0.5 million of previous term loan commitments. Additionally, the Company invested $0.2 million in funds managed by a real estate technology private equity fund. Investment activity totaled approximately $14.4 million for the first quarter ended March 31, 2023.

Northside Buford Development - On March 22, 2023, the Company executed contractual commitments related to a $40.5 million development for a medical office facility located in the Atlanta suburb of Buford, Georgia. The 97,000 square foot medical office facility is 100% pre-leased on 10-year triple net lease terms, with 91% leased to Northside Hospital. The remaining space is leased to practitioners not employed by Northside Hospital and is subject to personal guarantees. The development is expected to include a 15,600 square foot total-joint ambulatory surgery center (“ASC”) equipped with state-of-the-art joint replacement technology. The site also allows for an additional 100,000 square foot MOB in the future, for which the Company will have first development rights. Tenant lease rates in the MOB will be derived from a 6.2% rent constant with 3.0% rent escalators on all lease agreements.

Emory Dunwoody MOB & ASC - On March 15, 2023, the Company closed on a $35.8 million construction loan yielding an interest rate of 6.75%, funding $4.1 million in the first quarter 2023, and funded a $5.4 million term loan to finance the Emory Dunwoody MOB & ASC located in Dunwoody, Georgia, a northern suburb of Atlanta. Both buildings are 100% pre-leased for a 12-year term to The Emory Clinic, Inc., a subsidiary of Emory University, with annual escalators of 2.25%. The Company will finance 100% of the project costs for each building, which consist of the construction of a new 60,000 square foot multi-specialty MOB and the renovation of an adjacent 22,000 square foot ASC. Construction on the MOB will commence immediately and is expected to be completed in the second half of 2024. The Company has executed a purchase and sale agreement to purchase the ASC, with an expected close date in the second quarter of 2023, and directly fund the remaining renovation costs, which are expected to be completed in the second quarter of 2025.

During the first quarter ended March 31, 2023, the Company sold one medical facility containing 30,000 square feet for approximately $2.6 million, realizing an insignificant net gain.

First Quarter Capital Activity

As previously announced, the Company issued 4,400,000 shares pursuant to its at the market (“ATM”) program at a weighted average price of $15.10 for net proceeds of $65.8 million.

Recent Activity

Since March 31, 2023, the Company completed the acquisition of two medical condominium units located in an Atlanta “Pill Hill” MOB for an aggregate purchase price of approximately $1.4 million. With these acquisitions, the units purchased by the Company represent an aggregate investment of $13.2 million, 35% of the larger building, which totals approximately 105,000 square feet, and consists of additional condos we intend to pursue in the near future.

The Company also funded additional costs of $0.8 million related to our development project and contributed $2.0 million to our existing Davis Joint Venture for our pro-rata share of two earn-out agreements. Additionally, we funded a $3.4 million term loan with the Davis Joint Venture related to these earn-out agreements.

Dividend Paid

On March 17, 2023, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended March 31, 2023. The dividend was paid on April 18, 2023 to common shareholders and OP Unit holders of record as of the close of business on April 4, 2023.

Conference Call Information

The Company has scheduled a conference call on Thursday, May 4, 2023, at 10:00 a.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2023. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode: 13737242. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 4, 2023, at 2:00 p.m. ET until June 4, 2023, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13737242. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning May 4, 2023, the Company’s supplemental information package for the first quarter 2023 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2023, owned approximately 96.0% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of an is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Rental revenues	$93,543	$92,665
Expense recoveries	37,855	35,126
Rental and related revenues	131,398	127,791
Interest income on real estate loans and other	2,946	2,599
Total revenues	134,344	130,390
Expenses:
Interest expense	19,153	16,823
General and administrative	11,200	10,293
Operating expenses	45,394	41,752
Depreciation and amortization	47,677	47,260
Total expenses	123,424	116,128
Income before equity in loss of unconsolidated entities and gain (loss) on sale of investment properties, net:	10,920	14,262
Equity in loss of unconsolidated entities	(264)	(166)
Gain (loss) on sale of investment properties, net	13	(153)
Net income	10,669	13,943
Net income attributable to noncontrolling interests:
Operating Partnership	(423)	(692)
Partially owned properties (1)	(44)	(159)
Net income attributable to common shareholders	$10,202	$13,092
Net income per share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06
Weighted average common shares:
Basic	237,484,043	225,069,208
Diluted	248,756,672	238,340,243

Dividends and distributions declared per common share	$0.23	$0.23
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$242,107	$241,559
Building and improvements	4,678,995	4,674,011
Tenant improvements	96,527	92,906
Acquired lease intangibles	505,074	505,335
	5,522,703	5,513,811
Accumulated depreciation	(1,043,884)	(996,888)
Net real estate property	4,478,819	4,516,923
Right-of-use lease assets, net	230,254	231,225
Real estate loans receivable, net	115,764	104,973
Investments in unconsolidated entities	75,086	77,716
Net real estate investments	4,899,923	4,930,837
Cash and cash equivalents	3,364	7,730
Tenant receivables, net	10,830	11,503
Other assets	147,050	146,807
Total assets	$5,061,167	$5,096,877
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$147,762	$188,328
Notes payable	1,450,798	1,465,437
Mortgage debt	164,130	164,352
Accounts payable	3,343	4,391
Dividends and distributions payable	59,824	60,148
Accrued expenses and other liabilities	85,007	87,720
Lease liabilities	104,856	105,011
Acquired lease intangibles, net	23,796	24,381
Total liabilities	2,039,516	2,099,768

Redeemable noncontrolling interests - partially owned properties	3,193	3,258

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 238,395,869 and 233,292,030 common shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2,384	2,333
Additional paid-in capital	3,810,504	3,743,876
Accumulated deficit	(926,790)	(881,672)
Accumulated other comprehensive income	4,162	5,183
Total shareholders’ equity	2,890,260	2,869,720
Noncontrolling interests:
Operating Partnership	119,187	123,015
Partially owned properties	9,011	1,116
Total noncontrolling interests	128,198	124,131
Total equity	3,018,458	2,993,851
Total liabilities and equity	$5,061,167	$5,096,877

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$10,669	$13,943
Earnings per share - diluted	$0.04	$0.06

Net income	$10,669	$13,943
Net income attributable to noncontrolling interests - partially owned properties	(44)	(159)
Depreciation and amortization expense	47,560	47,149
Depreciation and amortization expense - partially owned properties	(138)	(70)
(Gain) loss on sale of investment properties, net	(13)	153
Proportionate share of unconsolidated joint venture adjustments	2,306	2,383
FFO applicable to common shares	$60,340	$63,399
Proportionate share of unconsolidated joint venture adjustments	—	(8)
Normalized FFO applicable to common shares	$60,340	$63,391

FFO per common share - diluted	$0.24	$0.27
Normalized FFO per common share - diluted	$0.24	$0.27

Normalized FFO applicable to common shares	$60,340	$63,391
Non-cash share compensation expense	4,667	4,253
Straight-line rent adjustments	(1,235)	(2,154)
Amortization of acquired above/below-market leases/assumed debt	1,135	1,339
Amortization of lease inducements	229	225
Amortization of deferred financing costs	569	579
Recurring capital expenditures and lease commissions	(5,786)	(5,663)
Loan reserve adjustments	3	3
Proportionate share of unconsolidated joint venture adjustments	(219)	(431)
Normalized FAD applicable to common shares	$59,703	$61,542

Weighted average common shares outstanding - diluted	248,756,672	238,340,243

	Three Months Ended March 31,
	2023	2022
Net income	$10,669	$13,943
General and administrative	11,200	10,293
Depreciation and amortization expense	47,677	47,260
Interest expense	19,153	16,823
(Gain) loss on sale of investment properties, net	(13)	153
Proportionate share of unconsolidated joint venture adjustments	3,644	3,422
NOI	$92,330	$91,894

NOI	$92,330	$91,894
Straight-line rent adjustments	(1,235)	(2,154)
Amortization of acquired above/below-market leases	1,135	1,349
Amortization of lease inducements	229	225
Loan reserve adjustments	3	3
Proportionate share of unconsolidated joint venture adjustments	(108)	(71)
Cash NOI	$92,354	$91,246

Cash NOI	$92,354	$91,246
Assets not held for all periods or held for sale	(1,458)	(1,504)
Non-MOB health care properties	(2,798)	(2,758)
Lease termination fees	(31)	(4)
Interest income on real estate loans	(2,282)	(2,199)
Joint venture and other income	(3,768)	(3,576)
MOB Same-Store Cash NOI	$82,017	$81,205

	Three Months Ended March 31,
	2023	2022
Net income	$10,669	$13,943
Depreciation and amortization expense	47,677	47,260
Interest expense	19,153	16,823
(Gain) loss on sale of investment properties, net	(13)	153
Proportionate share of unconsolidated joint venture adjustments	3,590	3,420
EBITDAre	$81,076	$81,599
Non-cash share compensation expense	4,667	4,253
Pursuit costs	63	74
Non-cash intangible amortization	1,364	1,575
Proportionate share of unconsolidated joint venture adjustments	—	(8)
Pro forma adjustments for investment activity	89	68
Adjusted EBITDAre	$87,259	$87,561

This press release includes Funds From Operations (“FFO”), Normalized FFO, Normalized Funds Available For Distribution (“FAD”), Net Operating Income (“NOI”), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the Company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to building, site, and tenant improvements, leasing commissions, cash payments from seller master leases, and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.